Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-254615 on Form S-3 of our report dated February 23, 2023, relating to the consolidated financial statements and financial statement schedule of Wisconsin Electric Power Company appearing in this Annual Report on Form 10-K of Wisconsin Electric Power Company for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
February 23, 2023